Calculation of Filing Fee Tables
S-8
Lincoln International, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.00001 per share reserved for issuance pursuant to awards under the Registrant's 2026 Incentive Award Plan (the "2026 Incentive Plan")	Other	25,503,853	$ 20.00	$ 510,077,060.00	0.0001381	$ 70,441.64
Total Offering Amounts:						$ 510,077,060.00		$ 70,441.64
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 70,441.64
Offering Note
[1]	1(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of Class A common stock, par value $0.00001 per share (the "Class A Common Stock") that become issuable under the 2026 Incentive Plan, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Class A Common Stock. 1(b) Represents 25,503,853 shares of Class A Common Stock reserved for issuance under the 2026 Incentive Plan. The number of shares of Class A Common Stock reserved for issuance pursuant to awards under the 2026 Incentive Plan will be increased annually on the first day of each calendar year beginning on and including January 1, 2027 and ending on and including January 1, 2036, by an amount equal to the excess, if any, of (i) 15% of the aggregate number of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding as of the last day of the immediately preceding calendar year over (ii) the aggregate number of shares of Class A Common Stock reserved and available for issuance in respect of future grants of awards under the 2026 Incentive Award Plan as of the last day of the immediately preceding calendar year, (or such smaller number of shares as is determined by the Registrant's board of directors). 1(c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A Common Stock of $20.00 per share, as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-295322), as amended, that was declared effective on May 19, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources